Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
EMERGENT CAPITAL, INC.
(a Florida corporation)
As of September 1, 2015

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ARTICLE 1

DEFINITIONS

Section 1.1    Definitions. The following terms shall have the following meanings for purposes of these bylaws:
“Act” means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.
“Deliver” or “delivery” means any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and electronic transmission.
“Distribution” means a direct or indirect transfer of money or other property (except shares in the corporation) or an incurrence of indebtedness by the corporation to or for the benefit of shareholders in respect of any of the corporation’s shares. A distribution may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.
“Electronic transmission” or “electronically transmitted” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. For purposes of proxy voting, the term includes, but is not limited to, facsimile transmission, telegrams, cablegrams, telephone transmissions and transmissions through the Internet.
“Notice” means written notice and includes, but is not limited to, notice by electronic transmission. Notice shall be effective if given by a single written notice to shareholders who share an address, to the extent permitted by the Act.
“Principal office” means the office (within or without the State of Florida) where the corporation’s principal executive offices are located, as designated in the annual report filed with the Florida Department of State.
“Significant Violation” means a breach of fiduciary duty arising from a material violation of a United States federal or state law or a regulation promulgated by the United States federal or state government.
“Substantially Participated” means (i) personal involvement in a violation of law by a relevant individual and does not encompass a violation asserted against the corporation itself and (ii) that the relevant individual knowingly or recklessly engaged in a Significant Violation.

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ARTICLE 2

OFFICES

Section 2.1    Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

Section 2.2    Registered Office. The registered office of the corporation required by the Act to be maintained in the State of Florida may but need not be identical with the principal office if located in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE 3

SHAREHOLDERS

Section 3.1    Annual Meeting. The annual meeting of shareholders for the election of directors and the conduct of such other business as may properly come before the meeting in accordance with these bylaws shall be held at such place and time on such day, other than a legal holiday, as the Chief Executive Officer of the corporation in each such year determines; provided, that if the Chief Executive Officer does not act, the Board of Directors shall determine the place, time and date of such meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable. At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a shareholder of the corporation in accordance with these bylaws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must (i) be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of shareholders.

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Section 3.2    Special Meetings.

(a)Call by Directors. Special meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chair of the Board or the Lead Director (if any).

(b)Call by Shareholders. The corporation shall call a special meeting of shareholders in the event that the holders of at least fifty percent (50%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting (the “Requisite Percentage”) sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. (“Special Meeting Request”). The corporation shall give notice of such a Special Meeting Request within sixty days after the date that the demand is delivered to the corporation. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (i) is a shareholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in these Bylaws as to such nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before a special meeting of shareholders (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Exchange Act and included in the corporation’s notice of meeting).

(c)Notwithstanding the foregoing provisions of this Section 3.2, a special meeting requested by shareholders pursuant to Section 3.2(b) shall not be held if (i) the Special Meeting Request does not comply with this Article 3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the Special Meeting Request is received by the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an annual or special meeting of shareholders that included a substantially similar item of business (“Similar Business”) (as determined in good faith by the Board of Directors) was held not more than 120 days before the Special Meeting Request was received by the Secretary; (v) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within 90 days after the Special Meeting Request is received by the Secretary and the Board of Directors determines in good faith that the business to be conducted at such meeting includes the Similar Business; (vi) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, or other applicable law; or (vii) two or more special meetings of shareholders called pursuant to the request of shareholders have been held within the 12-month period before the Special Meeting Request was received by the Secretary. For purposes of this Article 3, the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

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(d)Any shareholder may revoke such shareholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following any such revocation, there are outstanding un-revoked requests from shareholders holding less than the Requisite Percentage in accordance with this Section 3, the Board of Directors may, in its discretion, cancel the special meeting. If none of the requesting shareholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.

(e)Business conducted at a special meeting requested by shareholders pursuant to Article 3 shall be limited to the matters described in the applicable Special Meeting Request; provided that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any such special meeting requested by shareholders.

Section 3.3    Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation.

Section 3.4    Notice of Meeting.

(f)Content and Delivery. Written notice stating the date, time, and place of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting by or at the direction of the Chief Executive Officer, the President or the Secretary, or the officer or persons duly calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Act. Unless the Act requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. If mailed, notice of a meeting of shareholders shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid.

(g)Notice of Adjourned Meetings. If an annual or special meeting of shareholders is adjourned to a different date, time, or place, the corporation shall not be required to give notice of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

(h)No Notice Under Certain Circumstances. Notwithstanding the other provisions of this Section, no notice of a meeting of shareholders need be given to a shareholder if: (1) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (2) all, and at least two, checks in payment of dividends or interest on securities during a twelve-

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month period have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

Section 3.5    Waiver of Notice.

(i)Written Waiver. A shareholder may waive any notice required by the Act or these bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

(j)Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to all of the following: (1) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.6    Fixing of Record Date.

(k)General. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy days before the date of meeting or action requiring a determination of shareholders.

(l)Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her demand to the corporation.

(m)Absence of Board Determination for Shareholders’ Meeting. If the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.

(n)Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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Section 3.7    Shareholders’ List for Meetings.

(o)Preparation and Availability. After a record date for a meeting of shareholders has been fixed, the corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s transfer agent or registrar, if any. A shareholder or his or her agent or attorney may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section. The corporation shall make the shareholders’ list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.

(p)Prima Facie Evidence. The shareholders’ list is prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at a meeting of shareholders.

(q)Failure to Comply. If the requirements of this Section have not been substantially complied with, or if the corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders’ list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with.

(r)Validity of Action Not Affected. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.

Section 3.8    Conduct of Meetings by Remote Communication. The Board of Directors may adopt guidelines and procedures for shareholders and proxy holders not physically present at a special meeting of shareholders to participate in the meeting, be deemed present in person, vote, communicate and read or hear the proceedings of the meeting substantially concurrently with such proceedings, all by means of remote communication. The Board of Directors may adopt procedures and guidelines for the conduct of a special meeting solely by means of remote communication rather than holding the meeting at a designated place.

Section 3.9    Quorum.

(s)What Constitutes a Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section. Except as otherwise provided in the Act, a

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majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.

(t)Presence of Shares. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

(u)Adjournment in Absence of Quorum. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.

Section 3.10    Voting of Shares. Except as provided in the Articles of Incorporation or the Act, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

Section 3.11    Vote Required.

(v)Matters Other Than Election of Directors. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Act or the Articles of Incorporation require a greater number of affirmative votes.

(w)Election of Directors. Each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

Section 3.12    Conduct of Meeting. The Chair of the Board of Directors, and in his or her absence, the Lead Director (if any), and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under the Section of these bylaws titled “Vice Presidents,” and in their absence, any person chosen by the shareholders present shall call a shareholders’ meeting to order and shall act as presiding officer of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders’ meeting. The presiding officer’s authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders’ meetings;

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however, meetings shall be conducted in accordance with accepted usage and common practice with fair treatment to all who are entitled to take part.

Section 3.13    Inspectors of Election. Inspectors of election may be appointed by the Board of Directors to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, and waivers; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, and waivers; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. No inspector, whether appointed by the Board of Directors or by the person acting as presiding officer of the meeting, need be a shareholder.

Section 3.14    Proxies.

(x)Appointment. At all meetings of shareholders, a shareholder or attorney-in-fact for a shareholder may vote the shareholder’s shares in person or by proxy. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A shareholder or attorney-in-fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. Any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted or authorized by such person is a sufficient appointment, subject to the verification requested by the corporation under Section 3.16 of these bylaws and Section 607.0724, Florida Statutes. The appointment may be signed by any reasonable means, including, but not limited to, facsimile or electronic signature. Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission of the appointment may be substituted or used in lieu of the original writing or electronic transmission for any purpose for which the original writing or electronic transmission could be used if the copy, facsimile transmission or other reproduction is a complete reproduction of the entire original writing or electronic transmission.

(y)When Effective. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for up to eleven months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 3.15    Shareholder Nominations and Proposals. Any shareholder nomination or proposal for action at a forthcoming shareholder meeting must be delivered to the corporation in accordance with all applicable laws and regulations, including, without limitation, by the deadline for submitting shareholder proposals pursuant to Securities Exchange Commission

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Regulations Sections 240.14a-8 and 240.14a-11. The presiding officer at any shareholder meeting shall not be required to recognize any proposal or nomination which did not comply with such deadline.

Section 3.16    Representative Claims. Except where a private right of action at a lower threshold than that required by this bylaw is expressly authorized by applicable statute, a current or prior shareholder or group of shareholders (collectively, a “Claiming Shareholder”) may not initiate a claim in a court of law on behalf of (1) the corporation and/or (2) any class of current and/or prior shareholders against the corporation and/or against any director and/or officer of the corporation in his or her official capacity, unless the Claiming Shareholder, no later than the date the claim is asserted, delivers to the Secretary written consents by beneficial shareholders owning at least 3% of the outstanding shares of the corporation as of (i) the date the claim was discovered (or should have been discovered) by the Claiming Shareholder or (ii), if on behalf of a class consisting only of prior shareholders, the last date on which a shareholder must have held shares to be included in the class.

Section 3.17    Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, waiver, consent or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, waiver, consent or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, waiver, consent or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, waiver, consent or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(i)The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)The name signed purports to be that of a administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver, consent or proxy appointment;

(iii)The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver, consent or proxy appointment;

(iv)The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, waiver, consent or proxy appointment; or

(v)Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

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The corporation may reject a vote, waiver, consent or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
ARTICLE 4

BOARD OF DIRECTORS

Section 4.1    General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors, a majority of whom shall be Independent Directors. The number of directors shall be established from time to time by resolution of the Board of Directors, but no such resolution shall increase or decrease the number of directors by more than one without the approval of shareholders pursuant to Section 3.11(a). Initially, the Board shall be comprised of seven (7) directors. For purposes of this section, “Independent Director” shall mean a person other than an officer or employee of the corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Section 4.2    Qualifications. Directors must be natural persons who are eighteen years of age or older but need not be residents of this state or shareholders of the corporation.

Section 4.3    Term of Office. The term of each director shall expire at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualifies.
Section 4.4    Removal. Subject to the rights of the holders, if any, of preferred stock of the corporation to elect additional directors under the specified circumstances, any director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a 66 2/3% of the combined voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose or one of the purposes of the meeting is the removal of directors.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office
Section 4.5    Resignation.

i.Except as contemplated in Section 4.5(b), a director may resign at any time by delivering written notice to the Board of Directors or its Chair or to the corporation. Such

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resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

i.As a condition to being nominated to the Board of Directors or re-nominated for continued service on the Board of Directors, as the case may be, each incumbent director or director nominee must, in addition to providing any other deliverables required by these bylaws, sign and deliver to the Board of Directors an irrevocable letter of resignation, in a form satisfactory to the Board of Directors, with such letter being deemed tendered as of the date of the Board of Director’s determination referred to below. The letter of resignation will be limited and conditioned upon (i) a finding by the majority of the disinterested members of the Board of Directors, in accordance with the procedure set out below, that, in connection with the performance of his or her duties as a director of the corporation, the director either Substantially Participated in a Significant Violation, or recklessly disregarded his or her duty to exercise reasonable oversight and (ii) the acceptance of the resignation by the disinterested members of the Board of Directors. Whether a director’s conduct is subject to this provision will be reviewed by the disinterested members of the Board of Directors, who will determine (i) whether the director’s action or failure to act falls within conduct described above; and (ii) whether to accept or reject the resignation, or whether other action should be taken. The resignation, if accepted, will be effective at the time the disinterested members of the Board of Directors accept it.

Section 4.6    Vacancies.

(z)Who May Fill Vacancies. Except as provided below, whenever any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders at a special meeting called in accordance with Section 3.2 of these bylaws. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the corporation. If the directors first fill a vacancy, the shareholders shall have no further right with respect to that vacancy, and if the shareholders first fill the vacancy, the directors shall have no further rights with respect to that vacancy.

(aa)Directors Elected by Voting Groups. Whenever the holders of shares of any voting group are entitled to elect a class of one or more directors by the provisions of the Articles of Incorporation, vacancies in such class may be filled by holders of shares of that voting group or by a majority of the directors then in office elected by such voting group or by a sole remaining director so elected. If no director elected by such voting group remains in office, unless the Articles of Incorporation provide otherwise, directors not elected by such voting group may fill vacancies.

(ab)Prospective Vacancies. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

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Section 4.7    Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the corporation by such directors, officers, and employees.

Section 4.8    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the date, time, and place, either within or without the State of Florida, for the holding of additional regular meetings of the Board of Directors without notice other than such resolution.

Section 4.9    Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, the Lead Director (if any), the President or one-third of the members of the Board of Directors. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal office of the corporation in the State of Florida.

Section 4.10    Notice. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting.

Section 4.11    Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 4.12    Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed by these bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

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Section 4.13    Conduct of Meetings.

(ac)Presiding Officer. The Board of Directors shall elect from among its members a Chair of the Board of Directors, who shall preside at meetings of the Board of Directors. If the Chair is an employee of the corporation, the Board of Directors shall elect from among its members a Lead Director, who shall preside at executive sessions of the Board at which employees of the corporation or any of its subsidiaries shall not be present. The Chair, and in his or her absence, the Lead Director, and in his or her absence, the President, and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(ad)Minutes. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

(ae)Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(af)Participation by Conference Call or Similar Means. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.14    Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, shall designate from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees each of which, to the extent provided in such resolution and in any charter adopted by the Board of Directors for any committee, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(i)approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

(ii)fill vacancies on the Board of Directors or any committee thereof;

(iii)adopt, amend, or repeal these bylaws;

(iv)authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

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(v)authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The Board of Directors may adopt a charter for any such committee specifying requirements with respect to committee chairs and membership, responsibilities of the committee, the conduct of meetings and business of the committee and such other matters as the Board may designate. In the absence of a committee charter or a provision of a committee charter governing such matters, the provisions of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.
Section 4.15    Lead Director. If the Board of Directors appoints a Lead Director to preside at executive sessions of the Board of Directors, the Board of Directors may assign to the Lead Director by resolutions such additional duties as the Board of Directors determines, in its discretion, including acting as a liaison between the Board of Directors and the officers of the corporation and assisting in the setting of agendas for meetings of the Board of Directors.
Section 4.16    Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

ARTICLE 5

OFFICERS

Section 5.1    Number. The principal officers of the corporation shall be a Chief Executive Officer, a President, the number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors shall designate from among the officers it elects those who shall be the executive officers of the corporation responsible for all policy making functions, under the direction of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.

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Section 5.2    Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

Section 5.3    Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

Section 5.4    Resignation. An officer may resign at any time by delivering notice to the corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.

Section 5.5    Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpired portion of the term.

Section 5.6    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise all of the business operations and affairs of the corporation, the daily operations of which shall be under the control of the President. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to direct the President in the performance of the President’s duties. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President, any Vice President or other officer or agent of the corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties as may be prescribed by the Board of Directors from time to time.

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Section 5.7    President. The President shall be the principal operating officer of the corporation and, subject to the direction of the Board of Directors and the Chair, shall in general supervise and control all of the business and affairs of the corporation. If the Chair of the Board is not present, the President shall preside at all meetings of the Board of Directors and shareholders. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors and/or the Chair, to sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors or the Chair, the President may authorize any Vice President or other officer or agent of the corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.8    Vice Presidents. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents and other Vice Presidents, prescribe their powers and duties, and specify to which other officer a Vice President should report. The Board of Directors may authorize the President to appoint one or more Vice Presidents, to prescribe their powers, duties and compensation, and to delegate authority to them.

Section 5.9    Secretary. The Secretary shall: (a) keep, or cause to be kept, minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) be custodian of the corporate records and of the seal of the corporation, if any, and if the corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (c) authenticate the records of the corporation; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

Section 5.10    Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks,

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trust companies, or other depositaries as shall be selected in accordance with the provisions of these bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 5.11    Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
Section 5.12    Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

Section 5.13    Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE 6

CONTRACTS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

Section 6.1    Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chair, the President or one of the Vice Presidents; the Secretary or an Assistant Secretary, when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

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Section 6.2    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

Section 6.3    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

Section 6.4    Voting of Securities Owned by Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chair of the Board of this corporation if he or she be present, or in his or her absence by the President of this corporation if he or she be present, or in his or her absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chair of the Board, or in his or her absence, of the President, it is desirable for this corporation to execute a proxy or written consent in respect of any such shares or other securities, such proxy or consent shall be executed in the name of this corporation by the Chair of the Board, the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned or controlled by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE 7

CERTIFICATES FOR SHARES; TRANSFER OF SHARES

Section 7.1    Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The corporation may place in escrow shares issued for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received,

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the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

Section 7.2    Certificates for Shares. Every holder of shares in the corporation shall be entitled to have a certificate representing all shares to which he or she is entitled unless the Board of Directors authorizes the issuance of some or all shares without certificates. Any such authorization shall not affect shares already represented by certificates until the certificates are surrendered to the corporation. If the Board of Directors authorizes the issuance of any shares without certificates, within a reasonable time after the issue or transfer of any such shares, the corporation shall send the shareholder a written statement of the information required by the Act or the Articles of Incorporation to be set forth on certificates, including any restrictions on transfer. Certificates representing shares of the corporation shall be in such form, consistent with the Act, as shall be determined by the Board of Directors. Such certificates shall be signed (either manually or in facsimile) by the Chair, the President, any Vice President, the Secretary or any other persons designated by the Board of Directors and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Unless the Board of Directors authorizes shares without certificates, all certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in these bylaws with respect to lost, destroyed, or stolen certificates. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

Section 7.3    Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register a transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

Section 7.4    Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation as required by the Act or the Articles of Incorporation of the restrictions imposed by the corporation, if any, upon the transfer of such shares.
Section 7.5    Lost, Destroyed, or Stolen Certificates. Unless the Board of Directors authorizes shares without certificates, where the owner claims that certificates for shares have been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the

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Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

Section 7.6    Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as they may deem expedient concerning the issue, transfer, and registration of shares of the corporation.

ARTICLE 8

SEAL

Section 8.1    Seal. The Board of Directors may provide for a corporate seal for the corporation.
ARTICLE 9

BOOKS AND RECORDS

Section 9.1    Books and Records.

(vi)The corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.
(vii)The corporation shall maintain accurate accounting records.

(viii)The corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.
(ix)The corporation shall keep a copy of all records required under applicable laws and regulations, including, without limitation, all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act, and a copy of its most recent annual report delivered to the Department of State.

Section 9.2     Inspection Rights. Shareholders and directors are entitled to inspect and copy records of the corporation as permitted by the Act.

Section 9.3    Distribution of Financial Information. The corporation shall prepare and disseminate financial statements to shareholders as required by the Act.

Section 9.4    Other Reports. The corporation shall disseminate such other reports to shareholders as are required by the Act, including reports regarding indemnification in certain

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circumstances and reports regarding the issuance or authorization for issuance of shares in exchange for promises to render services in the future.

ARTICLE 10

INDEMNIFICATION

Section 10.1    Action by Third Party. The corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct of the person was unlawful.

Section 10.2    Action by Corporation. The corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

Section 10.3    Successful Defense of an Action. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 10.1 or Section 10.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by the person in connection therewith.

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Section 10.4    Procedure. Any indemnification under Section 10.1 or Section 10.2, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 10.1 or Section 10.2. Such determination shall be made:

(ag)By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such proceeding;

(ah)If such quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(ai)By independent legal counsel:
(1)Selected by the Board of Directors prescribed in Section 10.4(a) or the committee prescribed in Section 10.4(b); or
(2)If a quorum of the directors cannot be obtained for Section 10.4(a) and the committee cannot be designated under Section 10.4(b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

(aj)By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 10.5    Reasonableness of Expenses. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Section 10.4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 10.6    Expenses Paid in Advance. Expenses reasonably incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such director or officer ultimately is found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance in accordance with the advancement terms.

Notwithstanding Section 10.7, for any proceeding related to a covered matter, the advancement of expenses as contemplated by this Section 10.6 shall be terminated or reduced or shall be subject to additional conditions under modified advancement terms if (i) such officer, director or employee does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation or (ii) the corporation initiates an investigation and determines that the officer’s, director’s or employee’s action in respect of such covered matter is not indemnifiable, except to the extent that Section 607.0850(3), Florida Statutes requires the corporation to provide indemnification for

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expenses. Any subsequent agreement with a director, officer or employee that addresses indemnification and advancement of expenses shall be consistent with this paragraph of Section 10.6. Notwithstanding the foregoing, nothing provided for in this paragraph shall act to abrogate or modify in any manner any obligation that the corporation otherwise has to indemnify or provide advancement of expenses (i) existing prior to January 17, 2014 or (ii) that is contemplated in any contract entered into prior to January 17, 2014.
Section 10.7    Willful Misconduct, Etc. The indemnification and advancement of expenses provided pursuant to this Article 10 are not exclusive, and the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any provisions of the Articles of Incorporation, or any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that the cause of action so adjudicated constitutes:

(ak)A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful;

(al)A transaction from which the director, officer, employee or agent derived an improper personal benefit;

(am)In the case of a director, a circumstance under which the liability provisions of Section 607.0834, Florida Statutes, are applicable; or

(an)Willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 10.8    Persons No Longer in the Corporation’s Services. Indemnification and advancement of expenses as provided in this section shall continue, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person, unless otherwise provided when authorized or ratified.

Section 10.9    Court Ordered Indemnification. Unless the corporation’s Articles of Incorporation provide otherwise, notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the Board of Directors or of the shareholders in the specific case, a director, officer, employee or agent of the corporation who is or was a party to the proceeding may apply for indemnification or advancement of expenses, or both to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.

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Section 10.10    Constituent Corporations. For purposes of this Article 10, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 10.11 Definitions.

For purposes of this Article 10:
(ao)The term “advancement terms” includes such terms or conditions as the Board of Directors deems appropriate;

(ap)The term “covered matter” includes any indictment or civil complaint filed by a state or federal governmental enforcement agency against, an officer, director or any employee, arising out of events occurring on or after January 17, 2014;

(aq)The term “other enterprises” includes employee benefit plans;

(ar)The term “expenses” includes counsel fees, including those for appeal;

(as)The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(at)The term “proceeding” includes any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal;

(au)The term “agent” includes a volunteer;

(av)The term “serving at the request of the corporation” includes any service as a director, officer, employee or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(aw)The term “not opposed to the best interest of the corporation” describes the actions of a person who acts in good faith and in a manner the person reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

Section 10.12    Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee

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or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article 10.

Section 10.13    Effect of Amendment. No amendment to or repeal of this Article 10 shall diminish the rights of indemnification provided for herein to any person who serves or served as a director, officer, employee or agent at any time prior to such amendment or repeal.

ARTICLE 11

AMENDMENTS

Section 11.1    Power to Amend. These bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these bylaws or such bylaw provision, as the case may be.

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Amendment No. 1
TO
AMENDED AND RESTATED By-laws
Of
EMERGENT CAPITAL, INC.

Amendment No. 1 to the amended and restated by-laws (the “By-laws”) of Emergent Capital, Inc., a Florida corporation (the “corporation”).

1.    Pursuant to the resolution of the Board of Directors of the Corporation (the “Board of Directors”), dated March 6, 2018, Section 3.15 of the By-laws is hereby amended by adding the following sentence to the end of such section:

“In order to be eligible to nominate or propose for nomination a candidate for election as a director, a shareholder must hold at least one percent (1%) of the corporation’s outstanding shares of common stock for no less than twelve (12) months.”

2.    This Amendment shall be effective as of March 6, 2018.

3. In all respects not amended, the By-laws are hereby ratified and confirmed and remain in full force and effect.

EMERGENT CAPITAL, INC.

By:	/s/ Patrick J. Curry
Name:	Patrick J. Curry
Title:	Chief Executive Officer

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